EXHIBIT 10.21


                                December 28, 2000




Mr. Robert D. Woltil
9524 Pebble Beach Dr., N.E.
Albuquerque, NM 87111

         Re:  Extension of Employment Arrangements

Dear Bob:

     In or about October of last year, you advised Sun Healthcare Group, Inc. (the "Company") that you had received an offer of employment from another entity that you were interested in accepting. You also advised the Company that such entity was not a competitor of the Company. At the request of the Company you agreed to reject that offer and commit to remain with the Company until December 31, 2000. In exchange, the Company agreed that if you voluntarily terminated your employment on or upon December 31, 2000, the Company would make a payment to you equal to twelve months of your then current salary (the "Voluntary Severance Payment"). On December 15, 1999, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") approved a retention program for key employees of the Company (the "Retention Program"), including the agreement between you and the Company concerning the Voluntary Severance Payment.

     The Company has asked you to defer receipt of the Voluntary Severance Payment and continue your employment with the Company. This letter agreement (the "Agreement") sets forth the terms of our agreement. Capitalized terms not otherwise defined, shall have the meanings specified in section 5.

     1. Effectiveness and Term. On execution by the Company and you, this Agreement shall be effective and shall continue so long as you are employed by the Company; provided, however, that if the Bankruptcy Court shall not have approved the terms of the Agreement by February 28, 2001, then the Agreement shall terminate on that date (the "Early Termination Date").

     2. Deferral of Voluntary Severance Payment. You agree to defer receipt of, and the Company will not make, the Voluntary Severance Payment unless and until


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you voluntarily terminate your employment with the Company on the earlier of the following dates: (i) 30 days after the effective date of a chapter 11 plan of reorganization for the Company or (ii) 30 days after you give written notice to the Company of the occurrence of a Termination Event.

     3. Retention Program. Except as expressly provided herein, you are entitled to the benefits for key employees specified in the Retention Program; provided, however, in no event will you be entitled to receive both the Voluntary
Severance  Payment  and any  severance  payments  provided  under the  Retention
Program.

     4. Escrow. On the date hereof, the Company shall place an amount equal to the Voluntary Severance Payment into an escrow account pending the approval by the Bankruptcy Court referred to in section 1. If such approval occurs prior to the Early Termination Date, the funds in the escrow shall be returned to the Company. If no such approval has occurred by the Early Termination Date, the funds in the escrow shall be paid to you and you will be deemed to have exercised your option to voluntarily terminate your employment on December 31, 2000.

     5. Definitions. The terms "Company," "Voluntary Severance Payment," "Bankruptcy Court," "Retention Program," and "Agreement" are defined in the introduction to this letter. The term "Early Termination Date" is defined in section 1 of this letter. In addition, the following capitalized terms shall have the meanings specified below:

     (a) "Bankruptcy Code" means title 11 of the United States Code, as amended.

     (b) "Chapter 11 Case" means the cases filed by the Company and certain of its affiliates on October 14, 1999, under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (Case No. 99-3657 (MFW)).

     (c) "Escrow Account" means either an interest bearing escrow account or a comparable security device acceptable to you.

     (d) "Termination Event" means the occurrence of any of the following events:

             (i) a meaningful and detrimental alteration in your position, titles, or the nature of your responsibilities as in effect on the date hereof;

             (ii) a change in person or persons to whom you report from Mark Wimer to any other person;

             (iii) a material breach by the Company of the provisions of this Agreement;

             (iv) the conversion of the Chapter 11 case to a case under chapter 7 of the Bankruptcy Code;



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             (v) the appointment of a trustee under section 1104 of the
        Bankruptcy Code; or

             (vi) December 31, 2001.

provided,  however,  that an event  described above in clause (i), (ii), or
(iii) shall not constitute a Termination Event unless it is communicated by you to the Company in writing and is not corrected by the Company in a manner which is reasonably satisfactory to you (including full retroactive correction with respect to any monetary matter) within 10 days of the Company's receipt of such written notice from you.

     6. Legal Fees and Expenses. The Company shall pay or reimburse you on an after-tax basis for all costs and expenses (including, without limitation, court costs and reasonable legal fees and expenses which reflect common practice with respect to the matters involved) incurred by you as a result of any claim, action, or proceeding (i) contesting, disputing, or enforcing any right, benefits, or obligations under this Agreement or (ii) arising out of or challenging the validity, advisability, or enforceability of this Agreement or any provision thereof; provided, however, that this provision shall not apply if the relevant trier-of-fact determines that your claim or position was frivolous and without reasonable foundation.

     7. Successors; Binding Agreement. This Agreement shall be binding upon and inure to the benefit of you (and your personal representatives and heirs), the Company, and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company, or otherwise. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee or, if there is no such designee, to your estate.

     8. Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:

Sun Healthcare Group, Inc.
101 Sun Avenue, NE
Albuquerque, NM 87109
Attention:  General Counsel



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If to you:

Mr. Robert D. Woltil
9524 Pebble Beach Dr., N.E.
Albuquerque, NM 87111

     or to such other address as such person may have furnished to the others in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     9.  Miscellaneous.

     (a) Amendments, Waivers, Etc. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and, except as provided herein, this Agreement shall supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to the subject matter hereof.

     (b) Survival. This Agreement shall survive the entry of an order confirming a chapter 11 plan of reorganization for the Company.

     (c) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     (e) Withholding. Amounts paid to you hereunder shall be subject to all applicable federal, state and local withholding taxes.

     (f) Source of Payments. Except as expressly provided herein, all payments provided under this Agreement shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. You will have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company whose claim arose on the date such right to receive payments from the Company arose.



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     (g) Headings.  The headings contained in this Agreement are intended solely for convenience of reference and shall not affect the rights of the parties to this Agreement.

     (h) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof.

     (i)  Governing  Law.  The  validity,   interpretation,   construction,  and
performance of this Agreement shall be governed by the laws of the State of New Mexico applicable to contracts entered into and performed in such State.

                                      * * *

     If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

SUN HEALTHCARE GROUP, INC.

/s/ Mark G. Wimer                 12/28/00
Mark G. Wimer                       Date


President and CEO
Title

Agreed to as of this 28th day of December, 2000.

/s/ Robert D. Woltil
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